EXHIBIT 99.1
2Q 2026 Earnings Release

FOR IMMEDIATE RELEASE	July 31, 2026
ExxonMobil Announces Second-Quarter 2026 Results
Advantaged portfolio, integration, and structural savings support earnings and cash flow in volatile market
•Reported EPS of $3.48, or $3.52 adjusted EPS1
•Highest Upstream production in more than two decades, excluding the Middle East disruptions2
•Record Permian production, consistent with planned 9% CAGR through 2030, exceeding all competitors3
•Fifth Guyana FPSO set sail with production startup on plan for 4Q26, increasing capacity by 250 Kbd
•Record second-quarter diesel production4
•Cumulative structural cost savings of $16.3B, more than all other IOCs combined5

Results Summary
2Q26	1Q26	Change vs 1Q26	Dollars in millions (except per share data)	YTD 2026	YTD 2025	Change vs YTD 2025
14,525	4,183	+10,342	Earnings (U.S. GAAP)	18,708	14,795	+3,913

14,680	8,772	+5,908	Adjusted Earnings/(Loss) (non-GAAP)	23,452	14,555	+8,897

3.48	1.00	+2.48	Earnings Per Common Share (U.S. GAAP) ¹	4.47	3.40	+1.07

3.52	2.09	+1.43	Adjusted Earnings/(Loss) Per Common Share (non-GAAP) ¹	5.60	3.35	+2.25
SPRING, Texas – July 31, 2026 – ExxonMobil Holdings Corporation today announced second-quarter 2026 earnings of $14.5 billion, or $3.48 per share. Adjusted earnings were $14.7 billion, or $3.52 per share. Cash flow from operating activities was $23.6 billion and free cash flow was $17.2 billion. Industry-leading shareholder distributions totaled $9.4 billion, including $4.3 billion of dividends and $5.1 billion of share repurchases.5
"The second quarter was shaped by disruption, but defined by execution,” said Darren Woods, ExxonMobil chairman and chief executive officer. “Markets were supportive, but our performance reflected the strength of the portfolio and operating model we have built over many years."
"As conditions changed, we moved products where they were needed, optimized assets, and supported customers, leveraging our global integrated portfolio. We delivered strong earnings and cash flow, continued investing in advantaged opportunities, returned cash to shareholders, and strengthened the balance sheet. Importantly, we remain committed to further growing advantaged production to help meet the world's need for reliable energy."
"ExxonMobil is not built for one market, one quarter, or one set of conditions. It is built to lead as markets evolve - to turn its advantages into stronger performance and superior long-term returns for shareholders."
Additional Highlights
•Invested $13.0 billion in cash capital expenditures year-to-date, including $13.0 billion of additions to property, plant, and equipment, to grow advantaged assets and high-value products; 2026 planned investments are 20%
higher than nearest IOC5
•Reached final investment decision for 120KTA ProxximaTM blending expansion in Louisiana
•Declared a third-quarter dividend of $1.03 per share, payable on September 10, 2026, to shareholders of record of common stock at the close of business on August 17, 2026
1 Earnings per share (EPS) figures assume dilution.
2 Middle East disruptions analysis based on exclusion of Middle East country volumes across all periods.
3 Source: Rystad Energy, Permian production outlook between 2025-2030.
4 Second-quarter diesel record based on current asset basis, leveraging internal data available to 2014.
5 Structural cost savings and planned investments compare IOCs' reported results and outlooks as of July 30, 2026. Shareholder distributions compare IOCs' reported results or
Bloomberg consensus as of July 30, 2026.

EARNINGS AND VOLUME SUMMARY BY SEGMENT
2Q26	1Q26	Dollars in millions (unless otherwise noted)	YTD 2026	YTD 2025
		Earnings/(Loss) (U.S. GAAP)
7,927	5,737	Upstream	13,664	12,158
5,465	(1,262)	Energy Products	4,203	2,193
1,131	110	Chemical Products	1,241	566
956	651	Specialty Products	1,607	1,435
(954)	(1,053)	Corporate and Financing	(2,007)	(1,557)
14,525	4,183	Total Earnings/(Loss) (U.S. GAAP)	18,708	14,795

		Adjusted Earnings/(Loss) (non-GAAP)
9,189	6,265	Upstream	15,454	11,880
4,099	2,799	Energy Products	6,898	2,231
1,214	110	Chemical Products	1,324	566
969	651	Specialty Products	1,620	1,435
(791)	(1,053)	Corporate and Financing	(1,844)	(1,557)
14,680	8,772	Total Adjusted Earnings/(Loss) (non-GAAP)	23,452	14,555

		Volumes
4,514	4,594	Production (koebd)	4,554	4,591
5,698	5,630	Energy Products Sales (kbd)	5,664	5,436
4,471	5,358	Chemical Products Sales (kt)	9,829	10,040
1,784	1,976	Specialty Products Sales (kt)	3,760	3,940
Year-to-date vs. year-to-date1
•Upstream earnings improved as strong reliability contributed to the highest production in more than two decades, excluding the Middle East disruptions, partly offset by higher depreciation.2
•Energy Products earnings strengthened, enabled by structural cost savings and a consistent focus on growing advantaged capacity and optimizing assets and products, partly offset by scheduled maintenance impacts.
•Chemical Products earnings improved on North American feed advantage and performance chemical margins;
structural cost savings more than offset higher expenses and unfavorable forex.
•Specialty Products earnings increased with higher basestock margins and growth in high-value products, despite the Middle East disruptions.
Sequential quarter1
•Upstream earnings improved, with record Permian production of more than 1.8 Moebd and the absence of operational disruptions in Kazakhstan, partly offset by the Middle East disruptions.
•Energy Products earnings increased on strong U.S. Gulf Coast utilization and record diesel production, partly offset by scheduled maintenance impacts.3
•Chemical Products earnings improved on North American feed advantage and reliability enabled margin capture.
•Specialty Products earnings improved with higher basestock margins and strong Middle East response.
1 Comparative earnings commentary applies to both Earnings/(Loss) (U.S. GAAP) and Adjusted Earnings/(Loss) (non-GAAP) financial metrics, unless otherwise indicated. Both metrics share operational drivers but differ by adjusting items as described in the Adjusted Earnings/(Loss) definition on page 4. Adjusting item details for corporate and segment earnings are shown for 2025 and 2026 periods on page 10.
2 Middle East disruptions analysis based on exclusion of Middle East country volumes across all periods.
3 Second-quarter diesel record based on current asset basis, leveraging internal data availability to 2014.

ExxonMobil will discuss financial and operating results and other matters during a webcast at 8:30 a.m. Central Time on July 31, 2026. To listen to the event or access an archived replay, please visit www.exxonmobil.com.
Cautionary Statement
Statements related to future events; projections; descriptions of strategic, operating, and financial plans and objectives;
statements of future ambitions, future earnings power, potential addressable markets, or plans; and other statements of future events or conditions in this release are forward-looking statements. Similarly, discussion of future carbon capture, transportation and storage, as well as lower-emission fuels, hydrogen and ammonia, lithium, direct air capture, ProxximaTM resin systems, carbon materials, low-carbon data centers, and other low carbon and new business plans to reduce emissions of ExxonMobil, its affiliates, and third parties, are dependent on future market factors, such as continued technological progress, stable policy support and timely rule-making and permitting, and represent forward-looking statements. Actual future results, including financial and operating performance; potential earnings, cash flow, or rate of return; total cash capital expenditures and mix, including allocations of capital to low carbon and other new investments; realization and maintenance of structural cost reductions and efficiency gains, including the ability to offset inflationary pressure; plans to reduce future emissions and emissions intensity; ambitions to reach Scope 1 and Scope 2 net zero from operated assets by 2050, to reach Scope 1 and 2 net zero in integrated Upstream Permian Basin unconventional operated assets by 2035, to eliminate routine flaring in-line with
World Bank Zero Routine Flaring, to reach near-zero methane emissions from operated assets and other methane initiatives, and to meet ExxonMobil’s emission reduction goals and plans, divestment and start-up plans, and associated project plans as well as technology advances, including the timing and outcome of projects to capture, transport, and store CO2, produce hydrogen and ammonia, produce lower-emission fuels, produce lithium, produce ProxximaTM resin systems, produce carbon materials, and use plastic waste as feedstock for advanced recycling; cash flow, dividends and shareholder returns, including the timing and amounts of share repurchases; future debt levels and credit ratings; business and project plans, timing, costs, capacities and returns; resource recoveries and production rates; maintenance and turnaround activity; drilling and improvement programs; product sales levels and mix; and planned Pioneer and Denbury integrated benefits, could differ materially due to a number of factors. These include global or regional changes or imbalances in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market factors, economic conditions and seasonal fluctuations that impact prices, differentials, margins, and volume/mix for our products; changes in any part of the world in laws, taxes, or regulations including extraterritorial environmental and tax regulations, trade sanctions, and timely granting of governmental permits, licenses, and certifications; developments or changes in government policies supporting lower carbon and new market investment opportunities or policies limiting the attractiveness of future investment such as the additional European taxes on the energy sector and unequal support for different methods of emissions reduction; variable impacts of trading activities and derivative positions, including timing effects, on our margins and results each quarter; changes in interest and exchange rates; actions of co-venturers or partners, competitors and commercial counterparties, including suppliers and customers; the outcome of commercial negotiations, including final agreed terms and conditions; the ability to access debt markets; the ultimate impacts of public health crises, including the effects of government responses on people and economies; reservoir performance and optimization, including variability and timing factors applicable to unconventional resources, the success of new unconventional and AI-enhanced technologies, and the ability of new technologies to improve drilling performance and recovery relative to competitors; the level, outcome, and timing of exploration projects and decisions to invest in future reserves and resources;
timely completion of development and other construction projects and commencement of start-up operations, including reliance on third-party suppliers and service providers; final management approval of future projects and any changes in the scope, terms, or costs of such projects as approved; government regulation of our growth opportunities; government actions in pursuit of national energy and security policies or priorities affecting our business; war, civil unrest, armed hostilities, attacks against the company or industry and other political or security disturbances, including disruption of land or sea transportation routes or distribution or shipping channels; expropriations, seizures, or capacity, insurance, export, import or shipping limitations imposed directly or indirectly by governments or laws; changes in market, national or regional tariffs or disruption, realignment or breaking of current or historical trade or military alliances or global trade and supply chain networks; escalating geopolitical volatility, including regime changes; opportunities for potential acquisitions, investments or divestments and satisfaction of applicable conditions to closing, including timely regulatory approvals; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies without impairing our competitive positioning;
unforeseen technical or operating disruptions or difficulties and unplanned maintenance; the development and competitiveness of alternative energy and emission reduction technologies; the results of research programs and the ability to bring new technologies to commercial scale on a cost-competitive basis; and other factors discussed under Item 1A. Risk Factors of
ExxonMobil’s 2025 Form 10-K.
Actions needed to advance ExxonMobil’s 2030 greenhouse gas emission-reductions plans are incorporated into its medium-
term business plans, which are updated annually. The reference case for planning beyond 2030 is based on ExxonMobil’s
Global Outlook (Outlook) research and publication. The Outlook is reflective of the existing global policy environment and an assumption of increasing policy stringency and technology improvement to 2050. Current trends for policy stringency and deployment of lower-emission solutions are not yet on a pathway to achieve net-zero by 2050. As such, the Outlook does not project the degree of required future policy and technology advancement and deployment for the world, or ExxonMobil, to meet net zero by 2050. As future policies and technology advancements emerge, they will be incorporated into the Outlook, and
ExxonMobil's business plans will be updated accordingly. References to projects or opportunities may not reflect investment decisions made by ExxonMobil or its affiliates. Individual projects or opportunities may advance based on a number of factors, including availability of stable and supportive policy, permitting, technological advancement for cost-effective abatement,

insights from the corporate planning process, and alignment with our partners and other stakeholders. Capital investment guidance in lower-emission investments is based on our corporate plan; however, actual investment levels will be subject to the availability of the opportunity set and public policy support, and focused on returns.
Frequently Used Terms and non-GAAP Measures
Adjusted Earnings/(Loss) (non-GAAP) and Adjusted Earnings/(Loss) Per Common Share (non-GAAP) • Earnings/(loss)
excluding individually significant non-operational events and estimated timing effects, both favorable and unfavorable. Identified items typically contribute to an absolute corporate total earnings impact of at least $250 million in a given quarter. The earnings/
(loss) impact of an identified item for an individual segment may be less than $250 million when the item impacts several periods or several segments. Adjusted Earnings/(Loss) does include non-operational earnings events or impacts that are generally below the $250 million threshold utilized for identified items. When the effect of these events is significant in aggregate, it is indicated in analysis of period results as part of quarterly earnings press release and teleconference materials.
Estimated timing effects excluded from Adjusted Earnings/(Loss) are primarily related to unsettled derivatives which are required to be marked to current period-end prices (mark-to-market), where the associated physical shipments are not reflected in earnings until the physical transaction is complete. Estimated timing effects also include estimated recognition differences between the settlement of derivatives and their offsetting physical commodity realizations (due to LIFO inventory accounting).
Impacts are expected to unwind in subsequent periods. Management uses these figures to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events from business results.
The Corporation believes these views provide investors increased transparency into business results and trends and provide investors with a view of the business as seen through the eyes of management. Adjusted Earnings/(Loss) are not meant to be viewed in isolation or as a substitute for net income/(loss) attributable to ExxonMobil as prepared in accordance with U.S.
GAAP. A reconciliation to each of corporate earnings and segment earnings are shown for 2025 and 2026 periods on page 10.
Adjusted Earnings/(Loss) and Adjusted Earnings/(Loss) per share amounts are shown on page 1 and on page 9, including a reconciliation to earnings/(loss) per common share – assuming dilution (U.S. GAAP).
Cash flow from operations excluding working capital (non-GAAP) • Net cash provided by operating activities less changes in operational working capital, excluding cash and debt. This measure is useful when evaluating cash available for investment in the business and financing activities as operational working capital, excluding cash and debt can vary quarter-to-quarter due to volatility and changing needs of the corporation. Cash flow from operations excluding working capital is not meant to be viewed in isolation or as a substitute for net cash provided by operating activities. A reconciliation to net cash provided by operating activities for the 2025 and 2026 periods is shown on page 6.
Free cash flow (non-GAAP) • Sum of net cash provided by operating activities, net cash flow used in investing activities excluding cash acquired from mergers and acquisitions, and inflows from noncontrolling interests for major projects from financing activities. This measure is useful when evaluating cash available for financing activities, including shareholder distributions, after investment in the business. Free cash flow is not meant to be viewed in isolation or as a substitute for net cash provided by operating activities. A reconciliation to net cash provided by operating activities for the 2025 and 2026 periods is shown on page 6.
Cash capital expenditures (Cash Capex) (non-GAAP) • Sum of Additions to property, plant and equipment; additional investments and advances; and other investing activities including collection of advances; reduced by inflows from noncontrolling interests for major projects, each from the Consolidated Statement of Cash Flows, and for 2026+ excludes advances and collections not related to capital expenditures or equity investments, for example, supply and marketing related advances and associated collections. The company believes it is a useful measure for investors to understand the cash impact of investments in the business, which is in line with industry practice. A breakdown of cash capex is shown on page 7.
Structural cost savings (structural cost reductions, structural savings, structural cost improvements, cost discipline) •
Structural Cost Savings, which describes decreases in cash opex excluding energy and production taxes as a result of operational efficiencies, workforce reductions, divestment-related reductions, and other cost-saving measures, that are expected to be sustainable compared to 2019 levels. Relative to 2019, estimated cumulative Structural Cost Savings totaled $16.3 billion, which included an additional $1.2 billion in the first six months of 2026. The total change between periods in expenses above will reflect both Structural Cost Savings and other changes in spend, including market drivers, such as inflation and foreign exchange impacts, as well as changes in activity levels and costs associated with new operations, mergers and acquisitions, new business venture development, and early-stage projects. Structural Cost Savings from new operations, mergers and acquisitions, and new business venture developments are included in the cumulative Structural Cost Savings. Estimates of cumulative annual Structural Cost Savings may be revised depending on whether cost reductions realized in prior periods are determined to be sustainable compared to 2019 levels. Structural Cost Savings are stewarded internally to support management's oversight of spending over time. This measure is useful for investors to understand the Corporation's efforts to optimize spending through disciplined expense management. A breakdown of structural cost savings is shown on page 8.
Resources, resource base, and recoverable resources • Along with similar terms, refer to the total remaining estimated quantities of oil and natural gas that are expected to be ultimately recoverable. The resource base includes quantities of oil and natural gas classified as proved reserves, as well as quantities that are not yet classified as proved reserves, but that are expected to be ultimately recoverable. The term “resource base” or similar terms are not intended to correspond to SEC definitions such as “probable” or “possible” reserves. The term “in-place” refers to those quantities of oil and natural gas estimated to be contained in known accumulations and includes recoverable and unrecoverable amounts. A reconciliation of production excluding divestments, entitlements, and government mandates to actual production is contained in the Supplement to this release included as Exhibit 99.2 to the Form 8-K filed the same day as this news release.
Compound annual growth rate (CAGR) • Represents the consistent rate at which an investment or business result would have grown had the investment or business result compounded at the same rate each year. When applied to forecasted results, it represents the forecasted rate an investment or business result is expected to grow given the investment or business result compound at the same rate each year as calculated at the end of the forecasted period.
Advantaged projects • Capital projects and programs of work that contribute to Energy, Chemical, and/or Specialty Products segments that drive integration of segments/businesses, increase yield of higher value products, or deliver higher-than-average returns.
Performance products (performance chemicals, performance lubricants) • Refers to products that provide differentiated performance for multiple applications through enhanced properties versus commodity alternatives and bring significant additional value to customers and end-users.
High-value products • Includes performance products and lower-emissions fuels.
Project • The term “project” can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Projects or plans may not reflect investment decisions made by ExxonMobil or its affiliates. Individual opportunities may advance based on a number of factors, including availability of stable and supportive policy, permitting, technological advancement for cost-effective abatement, insights from the company planning process, and alignment with our partners and other stakeholders. We may refer to these opportunities as projects in external disclosures at various stages throughout their progression..
IOCs • Unless stated otherwise, IOCs include each of BP, Chevron, Shell, and TotalEnergies.
Shareholder distributions • The Corporation's distributions of cash to shareholders in the form of both dividends and share purchases. Shares are acquired to reduce shares outstanding and to offset shares or units settled in shares issued in conjunction with company benefit plans and programs. For the purposes of calculating distributions to shareholders, the
Corporation includes only the cost of those shares acquired to reduce shares outstanding.
Unless otherwise indicated, year-to-date (“YTD”) means as of the last business day of the most recent fiscal quarter.
Reference to Earnings
References to corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the consolidated income statement. Unless otherwise indicated, references to earnings, Upstream, Energy Products, Chemical Products, Specialty
Products and Corporate and Financing earnings, and earnings per share are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.
ExxonMobil Holdings Corporation has numerous affiliates, many with names that include ExxonMobil, Exxon, Mobil, Esso, and
XTO. For convenience and simplicity, those terms and terms such as Corporation, company, our, we, and its are sometimes used as abbreviated references to specific affiliates or affiliate groups. Similarly, ExxonMobil has business relationships with thousands of customers, suppliers, governments, and others. For convenience and simplicity, words such as venture, joint venture, partnership, co-venturer, and partner are used to indicate business and other relationships involving common activities and interests, and those words may not indicate precise legal relationships. ExxonMobil's ambitions, plans and goals do not guarantee any action or future performance by its affiliates or ExxonMobil Holdings Corporation's responsibility for those affiliates' actions and future performance, each affiliate of which manages its own affairs.
Throughout this press release, both Exhibit 99.1 as well as Exhibit 99.2, due to rounding, numbers presented may not add up precisely to the totals indicated.

CASH FLOW FROM OPERATIONS EXCLUDING WORKING CAPITAL
2Q26	1Q26	Dollars in millions (unless otherwise noted)	YTD 2026	YTD 2025
14,881	4,472	Net income/(loss) including noncontrolling interests	19,353	15,387
8,689	6,771	Depreciation and depletion (includes impairments)	15,460	11,803
(2,099)	(1,758)	Changes in operational working capital, excluding cash and debt	(3,857)	(4,848)
2,084	(780)	Other	1,304	2,161
23,555	8,705	Cash Flow from Operating Activities (U.S. GAAP)	32,260	24,503
2,099	1,758	Less: Changes in operational working capital, excluding cash and debt	3,857	4,848
25,654	10,463	Cash Flow from Operations excluding Working Capital (non-GAAP)	36,117	29,351

FREE CASH FLOW
2Q26	1Q26	Dollars in millions (unless otherwise noted)	YTD 2026	YTD 2025
23,555	8,705	Cash Flow from Operating Activities (U.S. GAAP)	32,260	24,503
(6,527)	(6,470)	Additions to property, plant, and equipment	(12,997)	(12,181)
(324)	(387)	Additional investments and advances	(711)	(472)
102	632	Other investing activities including collection of advances	734	339
430	219	Proceeds from asset sales and returns of investments	649	1,999
—	—	Inflows from noncontrolling interest for major projects	—	45
17,236	2,699	Free Cash Flow (non-GAAP)	19,935	14,233

CASH CAPITAL EXPENDITURES
2Q26	1Q26	Dollars in millions (unless otherwise noted)	YTD 2026	YTD 2025
6,527	6,470	Additions to property, plant, and equipment	12,997	12,181
324	387	Additional investments and advances	711	472
(102)	(632)	Other investing activities including collection of advances	(734)	(339)
—	—	Inflows from noncontrolling interests for major projects	—	(45)
38	(38)	Less: Advances and collections not related to capital expenditures or equity investments	—	270
6,787	6,187	Total Cash Capital Expenditures (non-GAAP)	12,974	12,539

2Q26	1Q26	Dollars in millions (unless otherwise noted)	YTD 2026	YTD 2025
		Upstream
3,423	3,449	United States	6,872	6,390
2,429	1,363	Non-U.S.	3,792	4,272
5,852	4,812	Total	10,664	10,662

		Energy Products
331	828	United States	1,159	281
196	170	Non-U.S.	366	529
527	998	Total	1,525	810

		Chemical Products
263	156	United States	419	325
44	26	Non-U.S.	70	245
307	182	Total	489	570

		Specialty Products
18	35	United States	53	95
(7)	20	Non-U.S.	13	112
11	55	Total	66	207

		Other
90	140	Other	230	290

6,787	6,187	Worldwide	12,974	12,539

CALCULATION OF STRUCTURAL COST SAVINGS
Dollars in billions (unless otherwise noted)	Twelve Months Ended December 31,		Six Months Ended June 30,
	2019	2025	2025	2026
Components of Operating Costs
From ExxonMobil’s Consolidated Statement of Income (U.S. GAAP)
Production and manufacturing expenses	36.8	42.4	20.2	22.9
Selling, general and administrative expenses	11.4	11.1	5.1	5.2
Depreciation and depletion (includes impairments)	19.0	26.0	11.8	15.5
Exploration expenses, including dry holes	1.3	1.0	0.3	0.3
Non-service pension and postretirement benefit expense	1.2	0.4	0.2	0.1
Subtotal	69.7	81.0	37.6	43.9
ExxonMobil’s share of equity company expenses (non-GAAP)	9.1	10.6	5.2	4.3
Total Adjusted Operating Costs (non-GAAP)	78.8	91.6	42.8	48.2

Total Adjusted Operating Costs (non-GAAP)	78.8	91.6	42.8	48.2
Less:
Depreciation and depletion (includes impairments)	19.0	26.0	11.8	15.5
Non-service pension and postretirement benefit expense	1.2	0.4	0.2	0.1
Other adjustments (includes equity company depreciation and depletion)	3.6	6.2	2.4	4.2
Total Cash Operating Expenses (Cash Opex) (non-GAAP)	55.0	59.0	28.4	28.5

Energy and production taxes (non-GAAP)	11.0	14.9	7.6	6.6
Total Cash Operating Expenses (Cash Opex) excluding Energy and Production Taxes (non-GAAP)	44.0	44.1	20.8	21.9

		Change vs 2019		Change vs 2025	Estimated Cumulative vs 2019
Total Cash Operating Expenses (Cash Opex) excluding Energy and Production Taxes (non-GAAP)		+0.1		+1.1

Market		+4.9		+0.9
Activity/ Other		+10.3		+1.4
Structural Cost Savings		-15.1		-1.2	-16.3

KEY FIGURES: ADJUSTING ITEMS
2Q26	1Q26	Dollars in millions (unless otherwise noted)	YTD 2026	YTD 2025
14,525	4,183	Earnings/(Loss) (U.S. GAAP)	18,708	14,795

		Identified Items
(1,079)	—	Impairments	(1,079)	—
(1,559)	(706)	Other ¹	(2,265)	—
(2,638)	(706)	Total Identified Items	(3,344)	—
2,483	(3,883)	Estimated Timing Effects	(1,400)	240
14,680	8,772	Adjusted Earnings/(Loss) (non-GAAP)	23,452	14,555
[1] 2Q26 Other Identified Items includes $1,365 million in additions to financial reserves and $194 million in Middle East impacts; 1Q26 includes $706 million in Middle East impacts.

ADJUSTING ITEMS PER COMMON SHARE
2Q26	1Q26	Dollars per common share	YTD 2026	YTD 2025
3.48	1.00	Earnings/(Loss) Per Common Share (U.S. GAAP) ¹	4.47	3.40

		Identified Items Per Common Share ¹
(0.26)	—	Impairments	(0.26)	—
(0.37)	(0.16)	Other	(0.54)	—
(0.63)	(0.16)	Total Identified Items Per Common Share ¹	(0.80)	—
0.59	(0.92)	Estimated Timing Effects Per Common Share ¹	(0.33)	0.06
3.52	2.09	Adjusted Earnings/(Loss) Per Common Share (non-GAAP) ¹	5.60	3.35
¹ Assuming dilution.

KEY FIGURES: ADJUSTING ITEMS BY SEGMENT
Second Quarter 2026	Upstream		Energy Products		Chemical Products		Specialty Products		Corporate & Financing	Total
Dollars in millions (unless otherwise noted)	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Earnings/(Loss) (U.S. GAAP)	1,920	6,007	2,987	2,478	599	532	287	669	(954)	14,525

Identified Items
Impairments	—	—	—	(884)	(48)	—	—	—	(147)	(1,079)
Other ¹	(1,183)	(16)	(49)	(247)	(6)	(29)	(2)	(11)	(16)	(1,559)
Total Identified Items	(1,183)	(16)	(49)	(1,131)	(54)	(29)	(2)	(11)	(163)	(2,638)

Estimated Timing Effects (Worldwide)	(63)		2,546		—		—		—	2,483

Adjusted Earnings/(Loss) (non-GAAP)	9,189		4,099		1,214		969		(791)	14,680
¹ 2Q26 Other Identified Items includes $1,365 million in additions to financial reserves and $194 million in Middle East impacts

First Quarter 2026	Upstream		Energy Products		Chemical Products		Specialty Products		Corporate & Financing	Total
Dollars in millions (unless otherwise noted)	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Earnings/(Loss) (U.S. GAAP)	1,574	4,163	661	(1,923)	319	(209)	274	377	(1,053)	4,183

Identified Items
Other ¹	—	—	—	(706)	—	—	—	—	—	(706)
Total Identified Items	—	—	—	(706)	—	—	—	—	—	(706)

Estimated Timing Effects (Worldwide)	(528)		(3,355)		—		—		—	(3,883)

Adjusted Earnings/(Loss) (non-GAAP)	6,265		2,799		110		651		(1,053)	8,772
¹ 1Q26 Other Identified Items includes $706 million in Middle East impacts.

YTD 2026	Upstream		Energy Products		Chemical Products		Specialty Products		Corporate & Financing	Total
Dollars in millions (unless otherwise noted)	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Earnings/(Loss) (U.S. GAAP)	3,494	10,170	3,648	555	918	323	561	1,046	(2,007)	18,708

Identified Items
Impairments	—	—	—	(884)	(48)	—	—	—	(147)	(1,079)
Other ¹	(1,183)	(16)	(49)	(953)	(6)	(29)	(2)	(11)	(16)	(2,265)
Total Identified Items	(1,183)	(16)	(49)	(1,837)	(54)	(29)	(2)	(11)	(163)	(3,344)

Estimated Timing Effects (Worldwide)	(591)		(809)		—		—		—	(1,400)

Adjusted Earnings/(Loss) (non-GAAP)	15,454		6,898		1,324		1,620		(1,844)	23,452
¹ YTD 2026 Other Identified Items includes $1,365 million in additions to financial reserves and $900 million in Middle East impacts

YTD 2025	Upstream		Energy Products		Chemical Products		Specialty Products		Corporate & Financing	Total
Dollars in millions (unless otherwise noted)	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Earnings/(Loss) (U.S. GAAP)	3,082	9,076	1,122	1,071	510	56	613	822	(1,557)	14,795

Total Identified Items	—	—	—	—	—	—	—	—	—	—

Estimated Timing Effects (Worldwide)	278		(38)		—		—		—	240

Adjusted Earnings/(Loss) (non-GAAP)	11,880		2,231		566		1,435		(1,557)	14,555